© 2024 Morningstar. All Rights Reserved. This Insider Trading Policy (“Policy”) has been adopted by the Board of Directors of Morningstar, Inc. (“Morningstar” or the “Company”) to promote compliance with insider trading laws. This Policy applies to all Covered Parties (as defined in section I), globally. However, substantial additional requirements relating to securities laws may apply to certain Covered Parties (i.e., Board members, executive officers, research analyst or investment management professional of Morningstar) as described herein and/or supplemental policies or procedures specifically applicable to their position or business. The Chief Executive Officer, in consultation with the Chief Legal Officer, is authorized to interpret this Policy and to publish materials that elaborate on its provisions and may adopt non-material changes to this Policy. 1. Defined Terms A. “Blackout Period” means a period during which specified persons may not transact in Morningstar Securities. B. “Covered Parties” or “Covered Party” means all members of the Board, employees (including executive officers and temporary workers) and consultants and contractors of Morningstar and its subsidiaries and their Immediate Family Members. Employees and consultants are responsible for making sure that any transaction in Securities for Immediate Family Members covered by this Policy comply with this Policy. C. “Immediate Family Members” means: i) all family members, or anyone else, who resides with a Covered Party; ii) any entity whose Securities transactions a Covered Party controls, directs or influences; and iii) any family members who do not live in the Covered Party’s household but whose securities transactions are directed by the Covered Party or are subject to their influence or control (including, but not limited to, parents or children who consult with the Covered Party before they trade in Securities). D. “MNPI” means material, nonpublic information. i. “material information” means any information that a reasonable investor would consider important in making an investment decision. Positive or negative information may be material. ii. "nonpublic information” means information that has not been disseminated in a manner making it available to investors generally. As a general rule, information is not considered public until it is considered absorbed and evaluated by investment markets, for example through posting on Morningstar's website, press releases, media outlets, or filings with the Securities and Exchange Commission (“SEC”). Morningstar considers information to be properly disseminated after completion of one full trading day after the information is released to the public. iii. Examples of MNPI: quarterly or year-end financial or operating results; significant acquisitions or dispositions; significant legal proceedings or government investigations; significant cyber security events; and changes in executive officers or directors. Morningstar, Inc. Insider Trading Policy As amended and in effect on January 1, 2025 Contents 1. Defined Terms ..................................................................................... 1 2. Insider Trading Prohibition ................................................................. 2 3. Limits on Trades in Morningstar Securities – Blackout Periods ...... 2 4. Trading Pre-Clearance Requirement for Certain Covered Parties ... 2 5. Other Restrictions ............................................................................... 3 6. Transactions Not Subject to this Policy ............................................. 4 7. 10b5-1 Plans........................................................................................ 4 8. Violations ............................................................................................. 5 9. Reporting Requirements .................................................................... 5 © 2024 Morningstar. All Rights Reserved. 2 E. “Securities” includes stocks, debt securities, options, restricted stock units, warrants and other convertible securities, as well as derivative instruments. F. "trade" or "trading" or "transacting" includes any purchase, sale, loan, donation, gift, or any other transfer or disposition of securities or any offer to engage in the transactions above. 2. Insider Trading Prohibition Covered Party(ies) may not trade a Security of Morningstar or direct any other person to trade a Security of Morningstar while being aware of MNPI concerning that Security or Morningstar, nor may a Covered Party communicate or “tip” to any other person any such MNPI. In addition, Covered Parties who, in the course of their work, learn of MNPI about another company, may not trade in Securities of that company, or direct any other person to trade in Securities of that company, and may not communicate or “tip” to any other person any such MNPI. If a Covered Party is aware of MNPI concerning Morningstar when his or her employment or service relationship terminates, that person may not trade in Morningstar Securities until that information has been publicly released or is no longer material. 3. Limits on Trades in Morningstar Securities – Blackout Periods There are two types of Blackout Periods Morningstar uses: A. “Quarterly Earnings Blackout Periods” Covered Parties may not transact in Morningstar Securities during the period beginning on the close of trading on the Nasdaq Global Select Market on the last day of the applicable Morningstar fiscal quarter and ending at the open of business on the second business day after the date of the public release of the financial results for the fiscal quarter or year (for example, by means of a press release or a government filing). Morningstar’s Chief Legal Officer, Corporate Secretary, or their designees, will provide notification to Covered Parties alerting them when a quarterly Blackout Period begins and ends. However, absence of that notification does not relieve Covered Parties from compliance with this section III. B. “Event-Specific Blackout Periods” Morningstar reserves the right to impose trading Blackout Periods from time to time when, in the judgment of Morningstar’s Chief Legal Officer, or his or her designees, a Blackout Period is warranted. A Blackout Period may be imposed for any reason, including Morningstar’s involvement in a material transaction, legal matter, or other event. The existence of, or rationale for, an event-specific Blackout Period may be announced only to those who are aware of the transaction or event giving rise to the Blackout Period. If a Covered Party is made aware of the existence of an event-specific Blackout Period, that Covered Party should not disclose the existence of such Blackout Period to any other person. Individuals that are subject to event-specific Blackout Periods will be contacted by the Morningstar’s Chief Legal Officer, Corporate Secretary, or their designees, when these periods are instituted and may not transact in Morningstar Securities until they have been notified by the Chief Legal Officer, or his or her designees, that the Event- Specific Blackout Period has expired. Even if a Blackout Period is not then in effect, a Covered Party may not trade in Morningstar Securities if they are aware of MNPI about Morningstar. The prohibition on trading while being aware of MNPI about Morningstar extends to transactions in shares issued upon exercise of stock options or upon vesting of restricted stock units granted under a Morningstar stock incentive plan. 4. Trading Pre-Clearance Requirement for Certain Covered Parties Members of the Board of Directors and Executive Leadership Team, and other individuals who have been notified by the Company that they are subject to the trading pre-clearance requirements set forth in this Policy, must obtain pre-clearance from Morningstar’s Chief Legal Officer, Corporate Secretary or their designees (each an “Approving Person”) before engaging in any transaction involving Morningstar Securities, © 2024 Morningstar. All Rights Reserved. 3 including, for the avoidance of doubt, gifts and entry into 10b5-1 plans (as defined below). All individuals who are required to obtain pre-clearance will be notified from time to time by the Approving Persons, of the applicable pre-clearance or other procedures applicable to them. The Approving Persons are under no obligation to approve a transaction submitted for pre-clearance and may determine not to permit a transaction, even if it would not violate federal securities laws or a specific provision of this Policy. The fact that a particular intended trade has been denied pre-clearance should be treated as confidential information and should not be disclosed to any person unless authorized by the Approving Person. If a request for pre-clearance is approved, the individual receiving pre-clearance has 72 hours to effect the transaction (or, if sooner, before commencement of a Quarterly Earnings or Event-Specific Blackout Period). If an individual who has received pre-clearance becomes aware of MNPI after receiving pre-clearance, but before the trade has been executed, that individual must not effect the pre-cleared transaction. Morningstar’s approval of any particular transaction under this pre-clearance procedure does not insulate any person who receives such pre- clearance from liability under the securities laws and does not constitute legal advice. Under the applicable laws, the ultimate responsibility for determining whether an individual is aware of MPNI about Morningstar rests with that individual in all cases. 5. Other Restrictions Morningstar considers it improper and inappropriate for Covered Parties to engage in short-term or speculative transactions in Morningstar Securities or in other transactions in Morningstar Securities that may lead to inadvertent violations of insider trading laws. Accordingly, transactions by Covered Parties in Morningstar Securities are subject to the following restrictions: A. Short Sales. A Covered Party may not engage in short sales of Morningstar Securities (sales of Securities that are not then owned), including a “sale against the box” (a sale with delayed delivery). B. Publicly Traded Options. A Covered Party may not engage in transactions in publicly traded options on Morningstar Securities (such as puts, calls, and other derivative securities) on an exchange or in any other organized market, including over-the-counter or custom options. C. Derivatives and Hedging Transactions. A Covered Party may not enter into derivative or hedging transactions intended to reduce their risk of owning Morningstar Securities, while still maintaining ownership of such Securities. D. Standing Orders. A standing order is an instruction given to a broker to trade Securities on specific terms provided by the individual placing the “order”. Standing orders should only be placed for a brief duration of time, which should not exceed 72 hours. A standing order that is placed during an open trading window must not remain open such that a trade would execute during a Blackout Period. A standing order placed with a broker to trade stock at a specified price leaves the individual with no control over the timing of the transaction. A standing order transaction executed by the broker when a Covered Party is aware of MNPI may result in unlawful insider trading even if the standing order was placed at a time when the Covered Party did not possess MNPI. E. Margin Accounts and Pledges. A Covered Party may not pledge more than 15% of the total number of Morningstar Securities which they beneficially own as collateral for a loan, or hold more than that number of Morningstar Securities in a margin account. Securities held in a margin account or pledged as collateral for a loan may be sold by the broker if a Covered Party fails to meet a margin call or by the lender in foreclosure if the Covered Party defaults on the loan. A Covered Party may not have control over these transactions as the Securities may be sold at certain times without the Covered Party’s consent. A margin or foreclosure sale that occurs when a Covered Party is aware of MNPI may, under some circumstances, result in unlawful insider trading. A margin or foreclosure sale of a significant number of Morningstar Securities at one time could put undue pressure on the price of those Securities, to the detriment of shareholders or other market participants. Because of this danger, a Covered Party should exercise caution in holding any Morningstar Securities in a margin account or pledging Morningstar Securities as collateral for a loan and must report such activity to the Chief Legal Officer, or his or her designees, for monitoring. © 2024 Morningstar. All Rights Reserved. 4 F. Trading on a Short-Term basis. Any Morningstar Security purchased on the open market by a member of the Board or any Morningstar executive officer (the "Reporting Persons") or their immediate family members must be held for a minimum of six (6) months and are subject to short-swing profit liability. 10b5-1 plans do not exempt individuals from complying with short-swing profit rules or liability under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). 6. Transactions Not Subject to this Policy A. The withholding by Morningstar of shares to satisfy a tax obligation of an employee relating to the vesting or exercise of an equity award made under any of Morningstar’s stock-based compensation plans is not prohibited by this Policy. B. Transferring fully vested Morningstar Securities between brokerage accounts does not constitute a “transaction” for purposes of this Policy. C. Accepting a grant of Securities issued to you by Morningstar does not constitute a “transaction” for purposes of this Policy. 7. 10b5-1 Plans Rule 10b5-1(c) under the Exchange Act permits insiders of a company to establish written trading plans (commonly referred to as “10b5-1 plans”) that can be useful in enabling insiders to plan ahead and reduce the risk of trading on the basis of MPNI, or the appearance of trading on the basis of MNPI. Provided a 10b5-1 plan is approved in accordance with this Policy, individual trades executed as specified by a 10b5-1 plan are not subject to the pre-clearance procedures or Blackout Periods set forth above. A. Qualifications To qualify as a 10b5-1 plan for purposes of this Policy, the plan must be approved in advance by an Approving Person. Individuals requesting approval of a 10b5-1 plan should allow at least five business days for that approval. One of the factors that the Approving Person, may consider in determining whether to approve a 10b5-1 plan is compliance with Morningstar’s applicable stock retention requirements. B. Requirements A 10b5-1 plan must meet the following minimum requirements: 1. 10b5-1 plans can only be adopted or modified (or terminated) when the requesting person is not aware of MNPI and there are no Blackout Periods; 2. 10b5-1 plans are subject to a cooling-off period between adoption or modification of a plan and trading. The length of the cooling- off period depends on who you are: i. For all Reporting Persons, the first trade under the 10b5-1 plan may not occur until after the later of (a) 90-days after the adoption, or modification, of the Rule 10b5-1 Plan or (b) two business days following disclosure in Form 10-K or 10-Q of the Company’s financial results for the fiscal quarter in which the 10b5-1 plan was adopted or modified (but not to exceed 120 days after adoption or modification of the Rule 10b5-1 Plan). ii. For all others, the first trade under the 10b5-1 plan may not occur until 30-days following the 10b5-1 plan adoption or modification. iii. For the avoidance of doubt, these cooling-off periods do not apply to 10b5-1 plans adopted by Morningstar. 3. 10b5-1 plans must have a minimum term length of six months from adoption; 4. 10b5-1 plans designed to effect one open-market trade of the total amount of Securities are permitted, but only one such single- trade 10b5-1 plan is permitted over the course of a 12-month period; and 5. 10b5-1 plans must include a representation in the plan certifying that at the time of adoption or modification of the 10b5-1 plan, the individual (i) is not aware of MNPI about the issuer or its Securities and (ii) the individual is adopting the contract, instruction or plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

© 2024 Morningstar. All Rights Reserved. 5 For more information about how to establish a 10b5-1 plan, contact the Approving Persons. Morningstar reserves the right to disapprove any submitted plan, and to suspend or instruct an individual to terminate any 10b5-1 plan that it has previously approved. An Approving Person’s, approval of any 10b5-1 plan is not a determination by the Company or the Chief Legal Officer that any specific 10b5-1 plan is sufficient to satisfy the requirements of Rule 10b5-1 under the Exchange Act. Morningstar discloses the adoption, modification, and termination of 10b5-1 plans and certain other pre-set trading arrangements by its Reporting Persons in its quarterly reporting with the SEC on Forms 10-K and 10-Q. 8. Violations The Chief Legal Officer, or his or her designees, investigates any allegation of insider trading or violations of this Policy involving a Covered Party. Upon determining that a violation or possible insider trading violation has occurred, the Chief Legal Officer, or his or her designees, will report its recommendation for resolution to the Chief Executive Officer and Chief Financial Officer. They will review the Chief Legal Officer's findings and will discuss the matter with the Covered Party believed to have violated the policy as appropriate. The Chief Executive Officer in consultation with the Chief Legal Officer may impose sanctions against the Covered Party, as they deem appropriate under the circumstances. Appropriate sanctions may include, without limitation: A. The immediate unwinding of the transaction. B. A forfeiture of any profit from the transaction. C. Termination of employment. D. Notification by Morningstar to the CFA Institute or other professional standards bodies for employees who are CFA charter holders or candidates in the CFA program. E. For insider trading violations, notification by Morningstar to the SEC or other relevant authority, if deemed appropriate, of the alleged violation and cooperation with the SEC or other local authority in any enforcement action and/or prosecution of the individual(s) involved. 9. Reporting Requirements Any Covered Party who suspects that this Policy has been or may have been violated should immediately notify the Chief Legal Officer or Corporate Secretary or may utilize the Morningstar Ethics Hotline. The Morningstar Ethics Hotline, which is confidential, is available 24 hours a day, seven days a week at morningstar.ethicspoint.com. When in doubt about the appropriateness of any conduct related to this Policy, contact the Chief Legal Officer or Corporate Secretary to seek guidance before taking any action.